Exhibit 99.1

ALLERGAN REPORTS FOURTH QUARTER 2011 OPERATING RESULTS

¡        Board of Directors Declares Fourth Quarter Dividend

(IRVINE, Calif., February 2, 2012) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended December 31, 2011. Allergan also announced that its Board of Directors has declared a fourth quarter dividend of $0.05 per share, payable on March 16, 2012 to stockholders of record on February 24, 2012.

Operating Results Attributable to Stockholders

For the quarter ended December 31, 2011:

•	Allergan reported $0.90 diluted earnings per share attributable to stockholders compared to $0.85 diluted earnings per share attributable to stockholders for the fourth quarter of 2010.

•

Allergan reported $1.00 non-GAAP diluted earnings per share attributable to stockholders compared to $0.88 non-GAAP diluted earnings per share attributable to stockholders for the fourth quarter of 2010, a 13.6 percent increase.

Product Sales

For the quarter ended December 31, 2011:

•

Allergan reported $1,382.8 million total product net sales. Total product net sales increased 7.2 percent compared to total product net sales in the fourth quarter of 2010. On a constant currency basis, total product net sales increased 8.2 percent compared to total product net sales in the fourth quarter of 2010.

•	Total specialty pharmaceuticals net sales increased 8.9 percent, or 10.1 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the fourth quarter of 2010.

•	Total medical devices net sales decreased 1.0 percent, or 0.4 percent on a constant currency basis, compared to total medical devices net sales in the fourth quarter of 2010.

“We are very pleased with our fourth quarter and full year growth of sales and profits, as well as the significant regulatory approvals received in 2010 and 2011,” said David E.I. Pyott, Allergan’s Chairman of the Board, President and Chief Executive Officer. “In 2012, we look forward to building on the momentum gained from the regulatory approvals, and increased investment in R&D to further strengthen our pipeline.”

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Based on internal information and assumptions, full year 2011 therapeutic sales accounted for approximately 51% of total BOTOX® (onabotulinumtoxinA) sales and increased approximately 12% compared to 2010. Full year 2011 aesthetic sales accounted for approximately 49% of total BOTOX® sales and increased approximately 12% compared to 2010.

Product and Pipeline Update

During the fourth quarter of 2011:

•

Allergan entered into an agreement with Family Health, its distributor in Russia, to establish direct operations for its medical aesthetics and neurosciences businesses beginning in the first quarter of 2012.

•

On November 14, 2011, Allergan announced that Health Canada approved BOTOX® (onabotulinumtoxinA) as a prophylactic treatment for headaches in adult patients with Chronic Migraine who suffer from headaches 15 days or more per month, lasting four hours a day or longer. On December 21, 2011, Allergan received approval from Health Canada for the use of BOTOX® as a treatment of urinary incontinence due to neurogenic detrusor overactivity resulting from neurogenic bladder associated with multiple sclerosis or subcervical spinal cord injury in adults who had an inadequate response to or are intolerant of anticholinergic medications.

Following the end of the fourth quarter of 2011:

•

On January 18, 2012, Senju Pharmaceutical Co., Ltd received approval from the Japanese Ministry of Health, Labour and Welfare for AIPHAGAN™ P Ophthalmic Solution 0.1% for the reduction of intraocular pressure in patients with ocular hypertension and/or glaucoma. Senju possesses the rights to develop and market AIPHAGAN™ P within Japan.

Outlook

For the full year of 2012, Allergan expects:

•	Total product net sales between $5,650 million and $5,850 million.

•	Total specialty pharmaceuticals net sales between $4,710 million and $4,870 million.

•	Total medical devices net sales between $940 million and $980 million.

•	ALPHAGAN® franchise product net sales between $410 million and $430 million.

•	LUMIGAN® franchise product net sales between $640 million and $670 million.

•	RESTASIS® product net sales between $740 million and $770 million.

•	BOTOX® product net sales between $1,750 million and $1,800 million.

•	LATISSE® product net sales at approximately $100 million.

•	Breast aesthetics product net sales between $360 million and $380 million.

•	Obesity intervention product net sales at approximately $170 million.

•	Facial aesthetics product net sales between $410 million and $430 million.

•	Non-GAAP cost of sales to product net sales ratio at approximately 14%.

•	Non-GAAP other revenue at approximately $90 million.

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•	Non-GAAP selling, general and administrative expenses to product net sales ratio at approximately 39%.

•	Non-GAAP research and development expenses to product net sales ratio at approximately 16%.

•

Non-GAAP amortization of acquired intangible assets at approximately $25 million. This expectation excludes the amortization of certain acquired intangible assets associated with business combinations, asset purchases and product licenses.

•	Non-GAAP diluted earnings per share attributable to stockholders between $4.13 and $4.19.

•	Diluted shares outstanding at approximately 308 million.

•	Effective tax rate on non-GAAP earnings at approximately 28%.

For the first quarter of 2012, Allergan expects:

•	Total product net sales between $1,340 million and $1,390 million.

•	Non-GAAP diluted earnings per share attributable to stockholders between $0.84 and $0.86.

In this press release, Allergan reports certain historical and expected non-GAAP results, including earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to stockholders as well as non-GAAP other revenues, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of acquired intangible assets, non-GAAP legal settlement, non-GAAP impairment of intangible assets and related costs, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP other, net, non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings and non-GAAP net sales reported in constant currency. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes. The information that accompanies the financial tables of this press release also includes an explanation of why Allergan uses these non-GAAP financial measures, certain limitations associated with the use of these non-GAAP financial measures, the manner in which Allergan management compensates for those limitations, and the reasons why Allergan management believes that these non-GAAP financial measures provide useful information to investors.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to the statements by Mr. Pyott and other statements regarding product development, market potential, expected growth and regulatory approvals as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

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All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2010 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 10,000 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics, obesity intervention and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

David Nakasone (714) 246-6376 (investors)

Caroline Van Hove (714) 246-5134 (media)

® and ™ marks owned by Allergan, Inc.

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	December 31, 2011				December 31, 2010
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,382.8	$—		$1,382.8	$1,290.1	$—		$1,290.1
Other revenues	19.5	—		19.5	19.2	—		19.2

	1,402.3	—		1,402.3	1,309.3	—		1,309.3
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	182.0	—		182.0	182.8	—		182.8
Selling, general and administrative	551.9	(12.3	)(a)(b)(c)	539.6	527.5	(11.0	)(j)(k)	516.5
Research and development	226.4	(0.2	)(d)	226.2	200.3	0.1	(k)	200.4
Amortization of acquired intangible assets	32.0	(26.1	)(e)	5.9	32.5	(26.6	)(e)	5.9
Legal settlement	—	—		—	(0.7)	0.7	(l)	—
Impairment of intangible assets and related costs	—	—		—	—	—		—
Restructuring charges (reversal)	—	—		—	(0.5)	0.5	(m)	—

Operating income	410.0	38.6		448.6	367.4	36.3		403.7

Non-operating income (expense)
Interest income	1.3	—		1.3	3.2	—		3.2
Interest expense	(16.7)	—		(16.7)	(27.8)	6.4	(n)	(21.4)
Other, net	(10.9)	3.6	(f)(g)(h)	(7.3)	(9.8)	0.6	(o)	(9.2)

	(26.3)	3.6		(22.7)	(34.4)	7.0		(27.4)

Earnings before income taxes	383.7	42.2		425.9	333.0	43.3		376.3

Provision for income taxes	104.0	10.9	(i)	114.9	69.9	33.3	(p)	103.2

Net earnings	279.7	31.3		311.0	263.1	10.0		273.1

Net earnings (loss) attributable to noncontrolling interest	(0.1)	—		(0.1)	—	—		—

Net earnings attributable to Allergan, Inc.	$279.8	$31.3		$311.1	$263.1	$10.0		$273.1

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$0.92			$1.02	$0.87			$0.90

Diluted	$0.90			$1.00	$0.85			$0.88

Weighted average number of common shares outstanding:
Basic	304.2			304.2	304.1			304.1
Diluted	310.0			310.0	310.1			310.1

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	13.2%			13.2%	14.2%			14.2%
Selling, general and administrative	39.9%			39.0%	40.9%			40.0%
Research and development	16.4%			16.4%	15.5%			15.5%

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(a)	External costs of $0.3 million for stockholder derivative litigation costs associated with the U.S. Department of Justice (DOJ) settlement announced in a company press release on September 1, 2010
(b)	Expenses from changes in fair value of contingent consideration of $9.6 million and transaction costs of $0.4 million associated with business combinations
(c)	Costs associated with tax audit settlements for prior years’ filings of $2.0 million
(d)	Expenses related to the realignment of research and development functions
(e)	Amortization of certain acquired intangible assets related to business combinations, asset acquisitions and product licenses
(f)	Unrealized loss on the mark-to-market adjustment to derivative instruments of $0.9 million
(g)	Gain on sale of investments of $0.5 million
(h)	Impairment of a non-marketable equity investment of $3.2 million
(i)	Total tax effect for non-GAAP pre-tax adjustments
(j)

External costs of $2.9 million associated with responding to the DOJ subpoena regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox® and related stockholder derivative litigation costs associated with the DOJ settlement announced in a company press release on September 1, 2010

(k)	Expenses from changes in fair value of contingent consideration of $7.9 million and integration and transaction costs of $0.1 million associated with business combinations, consisting of selling, general and administrative expenses of $8.1 million and a reversal of research and development expenses of $0.1 million
(l)	Reversal of legal settlement costs associated with an announced resolution with the DOJ regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®
(m)	Net restructuring charges (reversal)
(n)	Non-cash interest expense associated with amortization of convertible debt discount
(o)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(p)	Total tax effect for non-GAAP pre-tax adjustments and tax benefit of $21.4 million related to fiscal year 2010 legal settlement costs of $609.2 million

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and twelve months ended December 31, 2011 and December 31, 2010 and with respect to anticipated results for the first quarter and full year of 2012. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenues,” “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of acquired intangible assets,” “non-GAAP legal settlement,” “non-GAAP impairment of intangible assets and related costs,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP other, net,” “non-GAAP earnings before income taxes,” “non-GAAP provision for income taxes,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, legal settlements, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect asset impairment charges or gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

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In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Twelve months ended
In millions, except per share amounts	December 31, 2011				December 31, 2010
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$5,347.1	$—		$5,347.1	$4,819.6	$—		$4,819.6
Other revenues	72.0	—		72.0	99.8	(36.0	)(r)	63.8

	5,419.1	—		5,419.1	4,919.4	(36.0)		4,883.4
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	748.7	(0.4	)(a)	748.3	722.0	—		722.0
Selling, general and administrative	2,246.6	(92.7	)(b)(c)(d)(e)(f)(g)	2,153.9	2,017.6	(67.9	)(s)(t)(u)(v)(w)	1,949.7
Research and development	902.8	(45.2	)(d)(h)	857.6	804.6	(43.0	)(v)	761.6
Amortization of acquired intangible assets	127.6	(104.0	)(i)	23.6	138.0	(114.5	)(i)	23.5
Legal settlement	—	—		—	609.2	(609.2	)(x)	—
Impairment of intangible assets and related costs	23.7	(23.7	)(e)(j)(k)	—	369.1	(369.1	)(y)	—
Restructuring charges	4.6	(4.6	)(l)	—	0.3	(0.3	)(l)	—

Operating income	1,365.1	270.6		1,635.7	258.6	1,168.0		1,426.6

Non-operating income (expense)
Interest income	6.9	—		6.9	7.3	—		7.3
Interest expense	(71.8)	7.3	(m)	(64.5)	(78.7)	25.1	(m)	(53.6)
Other, net	(0.5)	(9.8	)(n)(o)(p)	(10.3)	(16.4)	7.6	(z)	(8.8)

	(65.4)	(2.5)		(67.9)	(87.8)	32.7		(55.1)

Earnings before income taxes	1,299.7	268.1		1,567.8	170.8	1,200.7		1,371.5

Provision for income taxes	361.6	70.8	(q)	432.4	165.9	227.4	(aa)	393.3

Net earnings	938.1	197.3		1,135.4	4.9	973.3		978.2

Net earnings attributable to noncontrolling interest	3.6	—		3.6	4.3	—		4.3

Net earnings attributable to Allergan, Inc.	$934.5	$197.3		$1,131.8	$0.6	$973.3		$973.9

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$3.07			$3.72	$0.00			$3.21

Diluted	$3.01			$3.65	$0.00			$3.16

Weighted average number of common shares outstanding:
Basic	304.4			304.4	303.4			303.4
Diluted	310.2			310.2	308.0			308.0

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	14.0%			14.0%	15.0%			15.0%
Selling, general and administrative	42.0%			40.3%	41.9%			40.5%
Research and development	16.9%			16.0%	16.7%			15.8%

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(a)	Fair market value inventory adjustment rollout of $0.4 million associated with the purchase of a distributor’s business in South Africa related to Allergan’s products
(b)	Expenses from changes in fair value of contingent consideration of $11.9 million and integration and transaction costs of $1.9 million associated with business combinations
(c)	External costs of $3.4 million for stockholder derivative litigation costs associated with the DOJ settlement announced in a company press release on September 1, 2010
(d)	Upfront licensing fee of $45.0 million included in research and development expenses associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(e)

Fixed asset impairment of $2.2 million and a gain of $9.4 million from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary included in selling, general and administrative expenses, and intangible asset impairment of $16.1 million resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System, a technology acquired by Allergan in the 2007 EndoArt SA acquisition

(f)	Upfront payment of $60.0 million and subsequent milestone payment of $20.0 million for the United States Food and Drug Administration (FDA) acceptance of an New Drug Application (NDA) filing for technology that has not achieved regulatory approval associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. and related transaction costs of $0.6 million
(g)	Costs associated with tax audit settlements for prior years’ filings of $2.0 million
(h)	Expenses related to the realignment of research and development functions of $0.2 million
(i)	Amortization of certain acquired intangible assets related to business combinations, asset acquisitions and product licenses
(j)	Impairment of an in-process research and development asset related to a tissue reinforcement technology acquired in connection with the 2010 acquisition of Serica Technologies, Inc. of $4.3 million
(k)

Additional costs of $3.3 million for the termination of a third-party agreement primarily related to the promotion of Sanctura XR® associated with the impairment of the Sanctura® assets in the third quarter of 2010

(l)	Net restructuring charges
(m)	Non-cash interest expense associated with amortization of convertible debt discount
(n)	Unrealized gain on the mark-to-market adjustment to derivative instruments of $11.1 million
(o)	Gain on sale of investments of $1.9 million
(p)	Impairment of a non-marketable equity investment of $3.2 million
(q)	Total tax effect for non-GAAP pre-tax adjustments
(r)	Net licensing fee of $36.0 million for a development and commercialization agreement with Bristol-Myers Squibb Company
(s)	External costs of $14.4 million associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement announced in a company press release on September 1, 2010
(t)	Expenses from changes in fair value of contingent consideration of $7.9 million and integration and transaction costs of $1.6 million associated with business combinations
(u)	Distributor termination fee of $33.0 million associated with the purchase of a distributor’s business in Turkey related to Allergan’s products
(v)	Upfront licensing fee of $43.0 million included in research and development expenses associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs of $0.4 million included in selling, general and administrative expenses
(w)	Writeoff of manufacturing assets related to the abandonment of an eye care product of $10.6 million
(x)	Legal settlement costs associated with an announced resolution with the DOJ regarding Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®
(y)	Aggregate charges related to the impairment of the Sanctura® assets
(z)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(aa)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $1,200.7 million	$(226.7)
Change in estimated taxes related to uncertain tax positions included in prior year filings	(0.7)

$(227.4)

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ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	December 31, 2011	December 31, 2010

Assets

Cash and equivalents	$2,406.1	$1,991.2
Short-term investments	179.9	749.1
Trade receivables, net	730.6	647.3
Inventories	249.7	229.4
Other current assets	482.0	376.7

Total current assets	4,048.3	3,993.7

Property, plant and equipment, net	807.0	800.6
Intangible assets, net	1,165.2	996.0
Goodwill	2,088.4	2,038.6
Other noncurrent assets	399.7	479.2

Total assets	$8,508.6	$8,308.1

Liabilities and equity

Notes payable	$83.9	$28.1
Convertible notes	—	642.5
Accounts payable	200.4	222.5
Other accrued expenses and income taxes	670.7	635.3

Total current liabilities	955.0	1,528.4

Long-term debt	1,515.4	1,534.2
Other liabilities	705.8	464.4

Equity:
Allergan, Inc. stockholders’ equity	5,309.6	4,757.7
Noncontrolling interest	22.8	23.4

Total equity	5,332.4	4,781.1

Total liabilities and equity	$8,508.6	$8,308.1

DSO	48	46

DOH	125	115

Cash and equivalents and short-term investments	$2,586.0	$2,740.3
Total notes payable, convertible notes and long-term debt	(1,599.3)	(2,204.8)

Cash and short-term investments, net of debt	$986.7	$535.5

Debt-to-capital percentage	23.1%	31.6%

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ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Three months ended
	December 31, 2011		December 31, 2010

Net earnings attributable to Allergan, Inc.	$279.8		$263.1

Non-GAAP pre-tax adjustments:
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	0.3		2.9
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	10.0		8.0
Costs associated with tax audit settlements for prior years’ filings	2.0		—
Expenses related to the realignment of research and development functions	0.2		—
Amortization of acquired intangible assets	26.1		26.6
Net restructuring charges (reversal)	—		(0.5)
Unrealized loss on derivative instruments	0.9		0.6
Gain on sale of investments	(0.5)		—
Impairment of a non-marketable equity investment	3.2		—
Reversal of legal settlement costs associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	—		(0.7)
Non-cash interest expense associated with amortization of convertible debt discount	—		6.4

	322.0		306.4

Tax effect for above items and tax benefit of $21.4 million related to fiscal year 2010 legal settlement costs of $609.2 million	(10.9)		(33.3)

Non-GAAP earnings attributable to Allergan, Inc.	$311.1		$273.1

Weighted average number of shares outstanding	304.2		304.1

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.8		5.1

Dilutive effect of assumed conversion of convertible notes outstanding	—		0.9

	310.0		310.1

Diluted earnings per share attributable to Allergan, Inc. stockholders	$0.90		$0.85

Non-GAAP earnings per share adjustments:
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	—		0.01
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	0.03		0.02
Amortization of acquired intangible assets	0.06		0.06
Impairment of a non-marketable equity investment	0.01		—
Reversal of legal settlement costs and tax benefit of $21.4 million related to fiscal year 2010 legal settlement costs of $609.2 million associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	—		(0.07)
Non-cash interest expense associated with amortization of convertible debt discount	—		0.01

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$1.00		$0.88

Year over year change		13.6%

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12-12-12

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Twelve months ended
	December 31, 2011	December 31, 2010

Net earnings attributable to Allergan, Inc.	$934.5	$0.6

Non-GAAP pre-tax adjustments:
Fair market value inventory adjustment rollout associated with the purchase of a distributor’s business in South Africa	0.4	—
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	13.8	9.5
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	3.4	14.4
Research and development expense related to an upfront licensing fee associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	45.1	—
Cumulative net expense for fixed asset impairment, a gain from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary and intangible asset impairment resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System	8.9	—
Upfront payment and subsequent milestone payment for the FDA acceptance of an NDA filing for technology that has not achieved regulatory approval associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. and related transaction costs	80.6	—
Costs associated with tax audit settlements for prior years’ filings	2.0	—
Expenses related to the realignment of research and development functions	0.2	—
Amortization of acquired intangible assets	104.0	114.5
Impairment of an in-process research and development asset related to a tissue reinforcement technology acquired in connection with the 2010 acquisition of Serica Technologies, Inc.	4.3	—
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	3.3	—
Net restructuring charges	4.6	0.3
Non-cash interest expense associated with amortization of convertible debt discount	7.3	25.1
Unrealized (gain) loss on derivative instruments	(11.1)	7.6
Gain on sale of investments	(1.9)	—
Impairment of a non-marketable equity investment	3.2	—
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	—	(36.0)
Distributor termination fee associated with the purchase of a distributor’s business in Turkey	—	33.0
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	—	43.4
Writeoff of manufacturing assets related to the abandonment of an eye care product	—	10.6
Legal settlement costs associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	—	609.2
Aggregate charges related to the impairment of the Sanctura® assets	—	369.1

	1,202.6	1,201.3

Tax effect for above items	(70.8)	(226.7)
Change in estimated taxes related to uncertain tax positions included in prior year filings	—	(0.7)

Non-GAAP earnings attributable to Allergan, Inc.	$1,131.8	$973.9

Weighted average number of shares outstanding	304.4	303.4

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.5	4.3

Dilutive effect of assumed conversion of convertible notes outstanding	0.3	0.3

	310.2	308.0

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13-13-13

Diluted earnings per share attributable to Allergan, Inc. stockholders	$3.01		$0.00

Non-GAAP earnings per share adjustments:
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	0.04		0.02
External costs associated with responding to the DOJ subpoena and related stockholder derivative litigation costs associated with the DOJ settlement	0.01		0.03
Research and development expense related to an upfront licensing fee associated with a license and collaboration agreement with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	0.13		—
Cumulative net expense for fixed asset impairment, a gain from the substantially complete liquidation of Allergan’s investment in a foreign subsidiary and intangible asset impairment resulting from the discontinued development of the Easyband™ Remote Adjustable Gastric Band System	0.03		—
Upfront payment and subsequent milestone payment for the FDA acceptance of an NDA filing for technology that has not achieved regulatory approval associated with a collaboration and co-promotion agreement with MAP Pharmaceuticals, Inc. and related transaction costs	0.16		—
Amortization of acquired intangible assets	0.23		0.24
Impairment of an in-process research and development asset related to a tissue reinforcement technology acquired in connection with the 2010 acquisition of Serica Technologies, Inc.	0.01		—
Additional costs for the termination of a third-party agreement primarily related to the promotion of Sanctura XR®	0.01		—
Net restructuring charges	0.02		—
Non-cash interest expense associated with amortization of convertible debt discount	0.01		0.05
Unrealized (gain) loss on derivative instruments	(0.02)		0.01
Impairment of a non-marketable equity investment	0.01		—
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	—		(0.07)
Distributor termination fee associated with the purchase of a distributor’s business in Turkey	—		0.10
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	—		0.09
Writeoff of manufacturing assets related to the abandonment of an eye care product	—		0.03
Legal settlement costs associated with a resolution with the DOJ regarding past U.S. sales and marketing practices relating to certain therapeutic uses of Botox®	—		1.92
Aggregate charges related to the impairment of the Sanctura® assets	—		0.74

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$3.65		$3.16

Year over year change		15.5%

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14-14-14

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	December 31, 2011	December 31, 2010	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$659.1	$603.4	$55.7	$64.6	$(8.9)	9.2%	10.7%	(1.5)%
Botox/Neuromodulator	415.3	386.2	29.1	32.2	(3.1)	7.5%	8.3%	(0.8)%
Skin Care	69.7	58.2	11.5	11.6	(0.1)	19.8%	19.9%	(0.1)%
Urologics	14.5	15.8	(1.3)	(1.3)	—	(8.2)%	(8.2)%	—

Total Specialty Pharmaceuticals	1,158.6	1,063.6	95.0	107.1	(12.1)	8.9%	10.1%	(1.2)%

Breast Aesthetics	86.4	84.7	1.7	2.1	(0.4)	2.0%	2.5%	(0.5)%
Obesity Intervention	46.9	60.9	(14.0)	(13.8)	(0.2)	(23.0)%	(22.7)%	(0.3)%
Facial Aesthetics	90.9	80.9	10.0	10.9	(0.9)	12.4%	13.5%	(1.1)%

Total Medical Devices	224.2	226.5	(2.3)	(0.8)	(1.5)	(1.0)%	(0.4)%	(0.6)%

Product net sales	$1,382.8	$1,290.1	$92.7	$106.3	$(13.6)	7.2%	8.2%	(1.0)%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$110.2	$103.4	$6.8	$8.2	$(1.4)	6.6%	7.9%	(1.3)%
Lumigan Franchise	159.8	141.8	18.0	19.6	(1.6)	12.7%	13.8%	(1.1)%
Restasis	196.0	174.9	21.1	22.1	(1.0)	12.1%	12.7%	(0.6)%
Sanctura Franchise	14.5	15.8	(1.3)	(1.3)	—	(8.2)%	(8.2)%	—
Latisse	24.6	17.4	7.2	7.2	—	41.1%	41.1%	—

Domestic	62.1%	61.7%
International	37.9%	38.3%

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Twelve months ended
	December 31, 2011	December 31, 2010	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$2,520.2	$2,262.0	$258.2	$222.9	$35.3	11.4%	9.9%	1.5%
Botox/Neuromodulator	1,594.9	1,419.4	175.5	148.2	27.3	12.4%	10.4%	2.0%
Skin Care	260.1	229.5	30.6	30.1	0.5	13.3%	13.1%	0.2%
Urologics	56.8	62.5	(5.7)	(5.7)	—	(9.1)%	(9.1)%	—

Total Specialty Pharmaceuticals	4,432.0	3,973.4	458.6	395.5	63.1	11.5%	10.0%	1.5%

Breast Aesthetics	349.3	319.1	30.2	22.9	7.3	9.5%	7.2%	2.3%
Obesity Intervention	203.1	243.3	(40.2)	(44.1)	3.9	(16.5)%	(18.1)%	1.6%
Facial Aesthetics	362.7	283.8	78.9	70.6	8.3	27.8%	24.9%	2.9%

Total Medical Devices	915.1	846.2	68.9	49.4	19.5	8.1%	5.8%	2.3%

Product net sales	$5,347.1	$4,819.6	$527.5	$444.9	$82.6	10.9%	9.2%	1.7%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$419.4	$401.6	$17.8	$12.5	$5.3	4.4%	3.1%	1.3%
Lumigan Franchise	612.7	526.7	86.0	73.0	13.0	16.3%	13.9%	2.4%
Restasis	697.1	620.5	76.6	77.6	(1.0)	12.4%	12.5%	(0.1)%
Sanctura Franchise	56.8	62.5	(5.7)	(5.7)	—	(9.1)%	(9.1)%	—
Latisse	93.6	81.8	11.8	11.3	0.5	14.4%	13.8%	0.6%

Domestic	60.2%	62.6%
International	39.8%	37.4%

(a)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar.

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15-15-15

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	First Quarter 2012
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$0.79	$0.81

Amortization of acquired intangible assets	0.05	0.05

Non-GAAP diluted earnings per share expectations	$0.84	$0.86

	Full Year 2012
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$3.91	$3.97

Amortization of acquired intangible assets	0.22	0.22

Non-GAAP diluted earnings per share expectations	$4.13	$4.19

(a)	GAAP diluted earnings per share expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, changes in contingent consideration, restructuring charges and stockholder derivative litigation costs related to the 2010 DOJ settlement that may occur but that are not currently known or determinable.

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